TIDAL TRUST III 485BPOS

Exhibit 99(h)(ii)(iii)

THIRD AMENDMENT TO THE

TIDAL TRUST III

TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT effective as of September 24, 2024 (the “Effective Date”), to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of July 11, 2024, as amended, is entered into by and between TIDAL TRUST III, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	FIRE Funds™ Wealth Builder ETF

●	FIRE Funds™ Income Target ETF

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on Next Page

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST III		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	9/24/24	Date:	September 25, 2024

Exhibit A to the

Transfer Agent Servicing Agreement

Separate Series of Tidal Trust III

Name of Series

Unity Wealth Partners Dynamic Capital Appreciation & Options ETF
TradersAI Large Cap Equity & Cash ETF
Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF
4E Quality Growth ETF

GammaRoad Market Navigation ETF

Impact Shares YWCA Women’s Empowerment ETF

Impact Shares NAACP Minority Empowerment ETF

VistaShares Artificial Intelligence Supercycle ETF

VistaShares Electrification Supercycle ETF

FIRE Funds™ Wealth Builder ETF
FIRE Funds™ Income Target ETF

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